Exhibit 99.1                                             NEWS RELEASE
                                                         Cone Mills Corporation
                                                         Greensboro, NC 27415

                                                        For Immediate Release
Contact:
Gary L. Smith                                           W. Scott Wenhold
Executive Vice President and CFO                        Treasurer
336.379.6220                                            336.379.6220

                    Cone Mills Reports Second Quarter Results

Greensboro, NC - July 30, 2003 -

     The presentation of Cone Mills' historical financial performance reflects the adoption by the SEC of Regulation G and other rules affecting the use and disclosure of non-GAAP financial measures. Pursuant to SEC guidance on the application of Regulation G and the use of non-GAAP financial measures, going forward, Cone will no longer refer to "Operating Income (Loss) before Depreciation and Amortization" as "EBITDA". Cone utilizes Operating Income
     (Loss) before Depreciation and Amortization among other measures to evaluate its businesses. Operating Income (Loss) before Depreciation and Amortization is considered an important indicator of the operational strength of the business and is used in the Company's financing agreements for covenant compliance.

     Cone has presented supplemental information removing a charge associated with its inability to replace its senior lending agreements by January 2003 and an asset impairment charge related to an asset available for sale. The Company believes it is appropriate to present this supplemental information as (i) these charges are not a part of Cone's normal cost structure and
     (ii) presenting the amount of the charges, the impact on net income and the impact on earnings per share will allow investors to better understand the Company's financial results and the underlying business trends.

     Operating Income (Loss) before Depreciation and Amortization and any adjustments for special charges should be considered in addition to, not as a substitute for Cone's Operating Income, Net Income (Loss) and various cash flow measures (e.g. Cash Provided by Operations), respectively, as well as other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Cone Mills Corporation (NYSE:COE) today announced results for the second quarter ended June 29, 2003. For the quarter, Cone reported a net loss of $3.6 million or $.18 per share after preferred dividends. Excluding special charges of $3.1 million net of tax related to the extension of credit facilities and additional reserves for losses on assets available for sale, Cone reported a net loss of $0.5 million or $.06 per share after preferred dividends. By comparison, Cone reported net income of $3.1 million or $.08 per share after preferred dividends for the second quarter of 2002.

Cone recognized a $4.1 million pre-tax charge as part of Other Expense for the exercise and payment of contingent rights ("Equity Appreciation Rights") that were granted as part of the November 2001 extension of senior lending agreements. The Equity Appreciation Rights were settled during the second quarter in conjunction with the further extension of these senior lending agreements to March 2004. The settlement was funded by the payment of $2.1 million in cash and the issuance of $1.8 million in senior notes and approximately 169,000 shares of Cone common stock. In addition, during the second quarter, Cone recognized a $0.8 million pre-tax asset

                                    - more -
impairment charge to write down further certain assets available for sale that it had reached an agreement to sell in the third quarter. The $0.8 million asset impairment charge is a non-cash charge.

Net sales for the second quarter of 2003 were down by 23.4% to $96.3 million from $125.8 million in the second quarter of 2002. The decrease was a result of lower sales volume across all three of Cone's business segments. Denim sales for the second quarter were down primarily as a result of volume and, to a lesser extent, pricing, which were marginally offset by a more value-added product mix. Outside sales for the commission finishing segment were down 22.8% to $11.2 million. Second quarter sales for the decorative fabrics segment were $6.2 million, down 34.2% from the second quarter of 2002. All of Cone's businesses encountered difficult market conditions in the second quarter of 2003.

Gross profit for the second quarter of 2003 was $10.4 million or 10.8% of sales, as compared with the second quarter of 2002 results of $17.3 million or 13.7% of sales.

Operating income for the denim segment was $5.5 million in the second quarter of 2003, as compared to $8.7 million in the second quarter of 2002. Despite a very weak demand environment and reduced volume as compared to the second quarter of 2002, the commission finishing segment managed to limit its operating loss to $0.2 million in the second quarter of 2003, as compared with operating income of $1.1 million in the second quarter of 2002. The decorative fabrics segment had an operating loss of $1.1 million for the second quarter of 2003, as compared with an operating loss of $0.1 million for the second quarter of 2002.

Operating income before depreciation, amortization and non-cash asset impairment charges was $7.5 million for the second quarter of 2003 or $9.3 million including Cone's pro rata share of Parras Cone's results. For the second quarter of 2002, operating income before depreciation, amortization and non-cash asset impairment charges was $12.9 million and $15.2 million, respectively. On a year-to-date basis, operating income before depreciation, amortization and non-cash asset impairment charges was $17.4 million or $21.8 million including Cone's pro rata share of Parras Cone's results. This compares to 2002 year-to-date operating income before depreciation, amortization and non-cash asset impairment charges of $24.6 million or $28.2 million including Cone's pro rata share of Parras Cone's results.

In regards to second quarter results, John L. Bakane, Chairman and CEO, commented, "We are disappointed to report our first negative earnings performance since 2001. Our lower second quarter income was the result of a trying retail environment that has given rise to unprecedented conservatism in retailers' orders for the fall and holiday seasons and subsequent pressures to reduce inventories throughout the pipeline. This was exacerbated not only by the growth of garment imports but also the inability of retailers to modify outstanding orders for imported goods, which have long lead times. As a consequence, U.S. producers have faced a greater burden of pipeline inventory adjustments, causing reduced sales and curtailed operating schedules that have a negative impact on our profitability.

"On the positive side, our associates have done an outstanding job in the areas of product development, customer service, quality improvement, efficiency and cost control. We believe we have continued to gain denim market share in our region. Additionally we are encouraged by our manufacturing expansion strategy in Mexico, as Parras Cone's results have continued to be outstanding in the face of difficult market conditions, and we expect Parras Cone to be debt free by early 2004."

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


In regards to the outlook for the remainder of the year, Mr. Bakane added, "The paradox of depressed near-term conditions versus signs of economic recovery have combined to make present visibility the poorest I have seen in my career. However, we believe that recent massive government fiscal and monetary stimuli and the inevitable end of inventory liquidations will result in future recovery in our markets."

Gary L. Smith, CFO, commented, "On May 27, Cone amended its credit agreements with its lenders extending its existing credit agreement and senior note maturity through March 15, 2004. The $.06 per share loss excluding the special items was below our expectation for the quarter as a result of the overall weakness in the textile and apparel sectors. Cone continued to manage its working capital very tightly which allowed the company to average in excess of $24.0 million of availability under its revolving credit facility in the second quarter of 2003."

A conference call to discuss second quarter 2003 earnings will be held at 11:00 a.m. eastern daylight time on July 30, 2003. All persons interested in accessing the conference call may do so via our website http://www.cone.com.

Founded in 1891, Cone Mills Corporation, headquartered in Greensboro, NC, is the world's largest producer of denim fabrics and one of the largest commission printer of home furnishings fabrics in North America. Manufacturing facilities are located in North Carolina and South Carolina, with a joint venture plant in Coahuila Mexico.

     The matters  disclosed in the  foregoing  release  include  forward-looking statements within the meaning of the federal securities laws. These statements represent Cone's current judgment on the future and are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. These forward-looking statements speak only as of the date stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements. Such factors include, without limitation:

     o the demand for textile products, including Cone's products, will vary with the U.S. and world business cycles, imbalances between consumer demand and inventories of retailers and manufacturers and changes in fashion trends,

     o the highly competitive nature of the textile industry and the possible effects of reduced import protection, free-trade initiatives and retaliatory measures in trade disputes,

     o the unpredictability of the cost and availability of cotton, Cone's principal raw material, and other manufacturing costs,

     o Cone's relationships with Levi Strauss as its major customer including its sourcing practices,

     o Cone's ability to attract and maintain adequate capital to meet its debt maturities and to fund operations and strategic initiatives,

     o    increases in prevailing interest rates,

     o Cone's ability to complete an acceptable recapitalization transaction that will enable it to refinance its existing debt and to expand its denim manufacturing in low-cost countries, and

     o the effect on Cone's sales and markets of events such as the events of September 11, 2001.

     For a further  description of these risks, see Cone's 2002 Form 10-K, "Item
     1. Business -Competition, - Raw Materials and - Customers" and "Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition - Overview." Other risks and uncertainties may be described from time to time in Cone's other reports and filings with the Securities and Exchange Commission.

http://www.cone.com

                     CONE MILLS CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                    Thirteen         Thirteen        Twenty-Six       Twenty-Six
                                                                  Weeks Ended      Weeks Ended      Weeks Ended      Weeks Ended
                                                                    6/29/03          6/30/02          6/29/03          6/30/02
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Net Sales                                                          $   96,336       $  125,837       $  198,600       $  231,657
Cost of Goods Sold                                                     85,966          108,570          174,431          200,085
                                                                   ----------------------------------------------------------------
Gross Profit                                                           10,370           17,267           24,169           31,572
Selling and Administrative                                              7,768            9,466           16,451           17,095
Impairment of Assets                                                      766                -              766                -
                                                                   ----------------------------------------------------------------
Income from Operations                                                  1,836            7,801            6,952           14,477
Interest Expense - Net                                                ( 3,777 )        ( 3,883 )         (7,347 )        ( 8,173 )
Other                                                                   ( 367 )          ( 541 )          ( 685 )        ( 1,006 )
Equity Appreciation Rights                                            ( 4,117 )              -          ( 4,117 )              -
                                                                   ----------------------------------------------------------------
Income (Loss) from Operations before Income Tax Expense
  (Benefit) and Equity in Earnings of Unconsolidated Affiliates       ( 6,425 )          3,377          ( 5,197 )          5,298
Income Tax Expense (Benefit)                                          ( 2,348 )          1,013          ( 1,940 )          1,447
                                                                   ----------------------------------------------------------------
Income (Loss) from Operations before Equity in Earnings
  of Unconsolidated Affiliates                                        ( 4,077 )          2,364          ( 3,257 )          3,851
Equity in Earnings of Unconsolidated Affiliates                           506              729            1,487              682
                                                                   ----------------------------------------------------------------
Net Income (Loss)                                                  $  ( 3,571 )     $    3,093       $  ( 1,770 )     $    4,533
                                                                   ----------------------------------------------------------------

Income (Loss) Available to Common Stockholders                     $  ( 4,593 )     $    2,015       $  ( 3,768 )     $    2,423
                                                                   ----------------------------------------------------------------

Earnings (Loss) per Share - Basic and Diluted                      $   ( 0.18 )     $     0.08       $   ( 0.15 )     $     0.09
                                                                   ----------------------------------------------------------------

Weighted-Average Common Shares Outstanding
  Basic                                                                25,832           25,692           25,795           25,679
                                                                   ----------------------------------------------------------------
  Diluted                                                              25,832           26,109           25,795           26,065
                                                                   ----------------------------------------------------------------

Supplemental Information

 Net Income (Loss) as reported                                     $  ( 3,571 )     $    3,093       $  ( 1,770 )     $    4,533
 Add back:
   Impairment of Assets (net of tax)                                      486                -              486                -
   Equity Appreciation Rights (net of tax)                              2,612                -            2,612                -
                                                                   ----------------------------------------------------------------
 Net Income (Loss), excluding special charges                      $    ( 473 )     $    3,093       $    1,328       $    4,533
                                                                   ----------------------------------------------------------------
 Income (Loss) Available to Common Stockholders, excluding
   special charges                                                 $  ( 1,495 )     $    2,015       $    ( 670 )     $    2,423
                                                                   ----------------------------------------------------------------
 Earnings (Loss) per Share, excluding special charges -
   Basic and Diluted                                               $   ( 0.06 )     $     0.08       $   ( 0.03 )     $     0.09
                                                                   ----------------------------------------------------------------

                     CONE MILLS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in thousands)

                                                                                                       6/29/03          6/30/02
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     (Unaudited)      (Unaudited)
ASSETS
  Current Assets
    Cash                                                                                             $    4,308       $      408
    Accounts receivable - net                                                                            33,602           40,028
    Inventories                                                                                          60,747           49,518
    Other current assets                                                                                  2,855            5,330
                                                                                                     ------------------------------
       Total Current Assets                                                                             101,512           95,284

  Investments in and Advances to Unconsolidated Affiliates                                               55,100           52,087
  Other Assets                                                                                           29,569           27,176
  Property, Plant and Equipment                                                                         141,161          155,640
                                                                                                     ------------------------------
                                                                                                     $  327,342       $  330,187
                                                                                                     ------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities
    Current maturities of long-term debt                                                             $   58,655       $   62,160
    Accounts payable and accrued liabilities                                                             53,255           53,462
                                                                                                     ------------------------------
       Total Current Liabilities                                                                        111,910          115,622

  Long-Term Debt                                                                                         99,241           98,797
  Deferred Items                                                                                         26,859           26,321
  Stockholders' Equity                                                                                   89,332           89,447
                                                                                                     ------------------------------
                                                                                                     $  327,342       $  330,187
                                                                                                     ------------------------------

                                                                -more-

                     CONE MILLS CORPORATION AND SUBSIDIARIES
                       SELECTED SEGMENT OPERATING RESULTS
                                 (in thousands)

                                                                     Thirteen         Thirteen        Twenty-Six       Twenty-Six
                                                                   Weeks Ended      Weeks Ended      Weeks Ended      Weeks Ended
                                                                     6/29/03          6/30/02          6/29/03          6/30/02
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Net Sales
  Denim                                                            $   78,930       $  101,725       $  163,425       $  183,840
  Commission Finishing                                                 11,348           15,365           22,968           30,524
  Decorative Fabrics                                                    6,243            9,491           13,618           19,810
  Other                                                                   114               81              188              143
                                                                   ----------------------------------------------------------------
                                                                       96,635          126,662          200,199          234,317
  Less Intersegment Sales                                                 299              825            1,599            2,660
                                                                   ----------------------------------------------------------------
                                                                   $   96,336       $  125,837       $  198,600       $  231,657
                                                                   ----------------------------------------------------------------

Income (Loss) from Operations
  Denim                                                            $    5,496       $    8,692       $   13,183       $   14,473
  Commission Finishing                                                  ( 205 )          1,073            ( 193 )          2,129
  Decorative Fabrics                                                  ( 1,122 )          ( 145 )        ( 2,024 )            371
  Other                                                                 ( 411 )          ( 626 )          ( 807 )          ( 994 )
  Unallocated Expenses                                                  ( 650 )          ( 464 )          ( 954 )          ( 820 )
  Impairment of Assets                                                  ( 766 )              -            ( 766 )              -
                                                                   ----------------------------------------------------------------
                                                                        2,342            8,530            8,439           15,159
  Less Equity in Earnings of Unconsolidated Affiliates                    506              729            1,487              682
                                                                   ----------------------------------------------------------------
  Income from Operations                                           $    1,836       $    7,801       $    6,952       $   14,477
                                                                   ----------------------------------------------------------------

                     CONE MILLS CORPORATION AND SUBSIDIARIES
              OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
                                 (in thousands)

                                                                     Thirteen         Thirteen        Twenty-Six       Twenty-Six
                                                                   Weeks Ended      Weeks Ended      Weeks Ended      Weeks Ended
                                                                     6/29/03          6/30/02          6/29/03          6/30/02
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Income from Operations                                             $    1,836       $    7,801       $    6,952       $   14,477
Depreciation and Amortization                                           4,856            5,071            9,669           10,144
Impairment of Assets                                                      766                -              766                -
                                                                   ----------------------------------------------------------------

Operating Income before Depreciation, Amortization
  and Impairment of Assets                                              7,458           12,872           17,387           24,621
50% Parras Cone Operating Income before Depreciation
  and Amortization  (see below)                                         1,809            2,296            4,366            3,537
                                                                   ----------------------------------------------------------------

Pro Forma Operating Income before Depreciation,
  Amortization and Impairment of Assets                            $    9,267       $   15,168       $   21,753       $   28,158
                                                                   ----------------------------------------------------------------

                              PARRAS CONE de MEXICO
              OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
                                 (in thousands)

                                                                      Three            Three             Six              Six
                                                                   Months Ended     Months Ended     Months Ended     Months Ended
                                                                     06/30/03         06/30/02         6/30/03          6/30/02
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Income from Operations                                             $    1,801       $    2,813       $    5,097       $    3,518
Depreciation and Amortization                                           1,817            1,778            3,635            3,556
                                                                   ----------------------------------------------------------------

Operating Income before Depreciation and Amortization              $    3,618       $    4,591       $    8,732       $    7,074
                                                                   ----------------------------------------------------------------

Cone's Pro Rata Share - 50%                                        $    1,809       $    2,296       $    4,366       $    3,537
                                                                   ----------------------------------------------------------------

                                                                 -end-